Exhibit 99.1

Bulldog Technologies Announces Pilot Program with ToysRUs

Yard Boss™ Security System to be Evaluated For
Deployment at ToyRUs Retail Outlets

Richmond, British Columbia, Canada - July 12, 2004 - Bulldog Technologies Inc. (OTCBB: BLLD) announced today that Metro One Loss Prevention Services Group has arranged a pilot project with ToysRUs, Inc. for the Yard BOSS™ container/trailer security system. Under the 30-day pilot project, ToysRUs™ will take delivery of a Bulldog Yard Boss™ System for evaluation purposes at certain retail locations in the northeast United States. The project will afford ToysRUs™ the opportunity to assess Bulldog's Yard Boss™ System for their corporate loss prevention and security operations.

John Cockburn, chief executive officer of Bulldog Technologies, stated: "This is the first step in what we believe will be a long-term business arrangement between Bulldog, ToysRUs, and Metro One. I am confident that the pilot program will provide empirical evidence that our loss prevention technology is smarter, better and more affordable than existing technologies."

The Yard BOSS™ (RB-210) is a "smart-locking" system that attaches to trailers and/or containers while in temporary storage. The Yard BOSS™ was designed to detect and deter theft and to provide an additional layer of security to prevent the introduction of illicit materials into shipments while in storage. The System consists of the RB-210 transmitter which houses motion and opening detection sensors and securely attaches onto the locking bars of the container/trailer. If unauthorized entry or movement occurs, the RB-210 transmits an RF signal to the Base Station Receiver which alerts the user through a standard PC of a security breech. The System can also be integrated into a users localized alarm system to provide protection during non-business hours. The Yard BOSS™ System is portable and reusable and can be easily disarmed, removed, reattached and reactivated within a yard or storage area increasing functionality and decreasing long-term security costs.

ToysRUs™ is based in Wayne, New Jersey and has over 1500 stores worldwide including 680 stores in the U.S. and 570 stores in 29 countries throughout the world. ToysRUs™ is the largest toy and baby specialty retail chain in the world and includes BabysRUs™ and ToysRUs.com™.

Bulldog is finalizing a Distribution Agreement with Metro One for its suite of BOSS™ products and services. "We look at our business relationship with Metro One as more than just that of a developer and distributor. We look at Metro One as a strategic partner in providing Bulldog's products and services to the loss prevention and security industry."

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Metro One is a New York City based security and investigative firm with 11 offices throughout the United States and provides guard services and loss prevention investigative and consulting services to retailers throughout the U.S. Metro One's clients include numerous Fortune 100/500 companies including ToysRUs, Tommy Hilfiger, Home Depot, Barnes and Noble, Macy's, Bloomingdales and Ralph Lauren Polo.

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For further information, visit Metro One on the Web at www.metroonelpsg.com

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Bulldog Technologies Inc. is a provider of wireless security systems for the supply chain industry. Bulldog has developed the Road BOSSTM (Bulldog Online Security System) for mobile cargo transported in trailers, delivery trucks/vans, and ocean containers. Bulldog's Yard BOSSTM is a proprietary asset protection and security system developed for cargo containers and trailers stored for extended periods in freight yards and facilities.

For further information, visit Bulldog on the Web at www.bulldog-tech.com

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Legal Note on Forward-Looking Statements

Statements in this news release, which are not purely historical, are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this news release are marked by an asterisk (*) and include statements regarding Bulldog's belief that the pilot project will lead to a long-term business arrangement between Bulldog, Metro One and ToysRUs™. There can be no assurances that the pilot project with ToysRUs™ will result in any purchase orders for Bulldog's products or that the pending Distribution Agreement with Metro One will be actually entered into as negotiations are ongoing. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as compatibility of the Company's products with existing security procedures and protocols of ToysRUs™, the impact of competitive products on the sales of the Company's products, general economic conditions as they affect the Company's prospective customers, including ToysRUs™ and other prospective customers, the ability of third party manufacturers to produce the Company's products, the Company's ability to source product components in a timely manner, new technological developments that may allow third parties to compromise the effectiveness of the Company's products as a theft-deterrent system, and insufficient investor interest in the Company's securities which may impact on the Company's ability to raise additional financing as required. Readers should also refer to the risk disclosures outlined in the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 17, 2004 and the Company's other disclosure documents filed from time-to-time with the SEC.